EXHIBIT 99.03

Technology Industry Veteran Kathleen Cote

Joins VeriSign Board of Directors

Specialist in Corporate Restructuring Brings Unique Expertise to VeriSign Board

as Company Executes Strategy to Focus Business Around Internet Infrastructure

Mountain View, CA – February 25, 2008 – VeriSign, Inc. (NASDAQ: VRSN), the leading provider of Internet infrastructure for the networked world, today announced that Kathleen A. Cote has joined the company’s board of directors. Cote has more than 25 years of experience in executive management and leadership of both emerging technology companies and multi-national organizations.

Throughout her career, Cote has directed successful restructurings, mergers and acquisitions for a range of systems, software and service companies. She has particular experience in strategic planning, operations, organization and process.

“Kath Cote has strong operational and governance experience in the technology industry, including guiding companies through transitions,” said VeriSign Chairman Jim Bidzos. “VeriSign will benefit greatly from Kath’s experience as we work to align our business around our core competency of offering scalable, reliable and secure Internet infrastructure.”

“I am excited to work with an organization whose technology solutions make such a positive impact on the global economy and communications,” said Cote, who is currently a private investor and advisor providing strategic, operational and organizational expertise to technology and technology-related companies. “I’m honored to join VeriSign’s board at a time when the company recognizes the need for focus and discipline in the face of extraordinary new opportunities.”

Cote’s impressive career as a technology executive most recently included serving as CEO of Worldport Communications Company, a premier provider of high-end Internet managed services and a provider of Internet infrastructure, support and services. Cote stepped into the role at the urging of the company’s board to address merger integration issues, along with a host of operational and financial issues.

As president of Seagrass Partners, an operational consulting firm for startups to mid-sized companies, she led development of business plans and strategies, capital funding efforts, operational management and organizational processes and staffing.

Prior to Seagrass, she was the president and CEO of Computervision, a leading international supplier of desktop and enterprise product development software and web based product life cycle management applications and services, and guided that company’s merger with Parametric Technology.

She also served as president of Prime Services, a global provider of systems integration, consulting, networking and services. Prior to joining Prime, Cote was director of U.S. manufacturing at Wang Laboratories.

Cote currently serves on several boards, including Workscape, Inc, Western Digital Corporation and Asure Software, Inc. She holds an honorary doctorate from the University of Massachusetts, a master’s of business administration from Babson College and a Bachelor of Arts degree from the University of Massachusetts.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN), operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice, video and data networks. Additional news and information about the company is available at www.verisign.com.

Contacts

Media Relations: Lisa Malloy, emalloy@verisign.com, 202-270-7600

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainties, costs and risks related to our proposed divestiture plan, including an income statement charges we in cur in connection therewith, the uncertainty of future revenue and profitability; potential fluctuations in quarterly operating results due to such factors as the risk that VeriSign’s announcements may not result in additional products, services, customers, profits or revenues; and increased competition and pricing pressures. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

©2008 VeriSign, Inc. All rights reserved. VeriSign, the VeriSign logo, the checkmark circle, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc., and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

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